As filed with the Securities and Exchange Commission on November 4, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               CareAdvantage, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                             52-1849794
(State of incorporation)                         (I.R.S. Employer Identification
                                                             Number)
 485-C Route One South
   Iselin, New Jersey                                        08830
 (Address of Principal Executive Offices)                  (Zip Code)

    Amended and Restated Directors' Stock Option Plan of CareAdvantage, Inc.
                            (Full title of the plan)

                               -----------------
                      David Noone, Chief Executive Officer
                               CareAdvantage, Inc.
                              485-C Route One South
                            Iselin, New Jersey 08830
                                 (732) 602-7000.
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                          Abba David Poliakoff, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                              233 E. Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4000

                               -----------------


===============================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
===============================================================================================================================

Title of Shares to be Registered    Amount to be        Proposed Maximum         Proposed Maximum              Amount of
                                   Registered (1)      Offering Price Per        Aggregate Offering           Registration Fee
                                                           Share(2)                   Price(2)
-------------------------------------------------------------------------------------------------------------------------------

Common Stock,
par value $.001 per share          2,072,000 shares             $.19                    $393,680                  $110
===============================================================================================================================

(1) Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(2) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the market price of the Shares as of November 1, 1999.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by CareAdvantage, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

              (i) Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998.

              (ii) Transition Report on Form 10-KSB for the period from November 1, 1998 to December 31, 1998.

              (ii) Quarterly Reports on Form 10-QSB for the quarters ended January 31, 1999, April 30, 1999 and June 30, 1999.

              (iv) Current Report on Form 8-K dated June 7, 1999 and filed on June 18, 1999.

              (v) Current Report on Form 8-K/A dated June 8 and filed on June 25, 1999.

              (vi) The Company's definitive Information Statement for the Annual Meeting of Shareholders on July 7, 1999, filed on June 7, 1999.

              (vii) The  description of the Company's  Common Stock contained in its Registration Statement on Form 8-A filed June 5, 1995 (File No. 0-26168) and any amendments or reports filed for the purpose of updating such description.


         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of Common Stock, par value $.001 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Shares.

         Not applicable


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Article TENTH of the Company's Certificate of Incorporation, as amended, and Article IV of the Company's Amended and Restated Bylaws provide for the indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article NINTH of the Company's Certificate of Incorporation, as amended, provides that the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         The Company also maintains director and officer insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit
         Number            Description of Exhibits
         ------            -----------------------


          5         Opinion  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC as to legality of Shares to be issued

          10 Amended and Restated Directors' Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to the Company's definitive Information Statement filed on June 7,
                    1999)

          23.1      Consent  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC (included in their opinion in Exhibit 5)

          23.2 Consent of Richard A. Eisner & Company LLP, independent certified public accountants

          24.1 Powers of Attorney (included on the signature page of this Registration Statement)


Item 9. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on the 25 day of October, 1999.

                                       CAREADVANTAGE, INC.


                                       By: /s/ David Noone
                                           -------------------------------------
                                           David Noone, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Noone and David G. DeBoskey, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of the date indicated below.

Signature                Title                                  Date
---------                -----                                  ----


/s/ David Noone          Chief Executive                        October 25, 1999
----------------------   Officer and Director
David Noone              (Principal Executive Officer)

/s/ David G. DeBoskey    Vice President Finance                 October 25, 1999
----------------------  (Principal Financial and
David G. DeBoskey        Accounting Officer)

/s/ William J. Marino    Director                               October 25, 1999
----------------------
William J. Marino


/s/ Robert J. Pures      Director                               October 25, 1999
----------------------
Robert J. Pures

/s/ Barry Weinberg       Director                               October 25, 1999
-----------------------
Barry Weinberg


/s/ Walter Channing, Jr. Director                               October 25, 1999
------------------------
Walter Channing, Jr.


/s/ David McDonnell      Director                               October 25, 1999
-------------------------
David McDonnell

c79522.634

                                  Exhibit Index


Exhibit
Number            Description of Exhibits
------            -----------------------

5 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued

10                Amended  and   Restated   Directors'   Stock  Option  Plan  of
                  CareAdvantage Inc. (incorporated by reference to the Company's definitive Information Statement filed on June 7, 1999)

23.1 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)

23.2 Consent of Richard A. Eisner & Company, LLP, independent certified public accountants

24.1 Powers of Attorney (included on the signature page of this Registration Statement)

                                    Exhibit 5